Acknowledgment and Agreement Regarding Loan Forgiveness

This Acknowledgement and Agreement Regarding Loan Forgiveness (this "Agreement") is made as of 4/18/2020 by NTN BUZZTIME, INC. a DELAWARE corporation ("Borrower") in connection with that certain small business loan, in a principal amount equal to $ 1,625,100.00 (the "Loan"), made by Level One Bank ("Bank") to Borrower, under Section 7(a) of the Small Business Act, as expanded by the "Paycheck Protection Program" under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act" and, collectively with the amended Small Business Act, any rules or guidance that may be issued by the Small Business Administration implementing the Paycheck Protection Program, or any other applicable "Loan Program Requirements" as defined in 13 CFR § 120.10, as amended from time to time, the "Paycheck Protection Legislation").

1. <u>General</u>. Borrower may be eligible for loan forgiveness in an amount not to exceed 100% of the principal amount of the Loan, plus accrued interest, as determined by Bank in accordance with the Payroll Protection Legislation. This Agreement outlines certain terms and conditions for such loan forgiveness, but is not intended to be exhaustive or otherwise modify the requirements for loan forgiveness set forth in the Payroll Protection Legislation. Borrower acknowledges and agrees that the interpretation of the Payroll Protection Legislation, and the legislative guidance with respect thereto (including with respect to loan forgiveness), continues to develop, and Bank's determination of the amount of the Loan eligible for forgiveness will be made based on its analysis of the Payroll Protection Legislation and any applicable interpretation and guidance that may become available after the date hereof.

2. <u>Amount Eligible For Forgiveness</u>. Subject to Section 3 below, under Sections 1106(b) and (d) of the CARES Act, the maximum amount of a loan eligible for forgiveness under the Paycheck Protection Legislation (a "Covered Loan") shall not exceed the sum of the following costs incurred and payments made, in each case, during the eight-week period commencing on the date the Covered Loan is made (the "Covered Period"): (i) "payroll costs" (as further defined in Section 1102(a)(2) of the CARES Act, "Payroll Costs"), (ii) payments of "covered mortgage obligations", "covered rent obligations" and "covered utility payments" (each as defined in Section 1106(a) of the CARES Act; collectively, "Covered Payments"), and (iii) interest on any other debt obligation incurred before the commencement of the Covered Period (the sum of such payments and costs, the "Maximum Forgiveness Amount"); provided that, (i) the Maximum Forgiveness Amount may not exceed 100% of the principal amount of the Covered Loan, plus accrued interest and (ii) not more than 25% of the Maximum Forgiveness Amount may be attributable costs and payments that are not Payroll Costs.

3. <u>Deductions to Maximum Forgiveness Amount</u>. The Maximum Forgiveness Amount shall be reduced (but not increased) based on (i) reductions in full-time equivalent employees (based on the formula provided in Section 1106(d)(2) of the CARES Act) and (ii) reductions in salaries or wages (based on the formula provided in Section 1106(d)(3) of the CARES Act). Such reductions may be disregarded for purposes of calculating the Maximum Forgiveness Amount if such reductions are eliminated prior to June 30, 2020, as more fully described in Section 1106(d)(5) of the CARES Act.

4. <u>Application for Loan Forgiveness</u>. Under Sections 1106(e) and (f) of the CARES Act, to be eligible for any forgiveness of the Loan, Borrower must submit an application for loan forgiveness to Bank, which shall include: (i) documentation verifying the number of full-time equivalent employees on payroll and pay rates for applicable period, including (a) payroll tax filings reported to the IRS and (b) state income, payroll and unemployment insurance filings, (ii) documentation, including cancelled checks, payments receipts, transcripts of accounts, or other documents verifying Covered Payments, (iii) a certification from an authorized representative of Borrower that (a) the documents presented are true and correct and (b) the amount for which forgiveness is requested was used to retain employees or make Covered Payments and (iv) any other documentation Bank may deem necessary. Bank will make a determination of the amount of the Loan eligible for forgiveness within 60 days of its receipt of such application (subject to receipt of all applicable and supporting documentation referenced in the preceding sentence). Proceeds of the Loan used for non-Payroll Costs in excess of 25% of the Loan amount are not permitted under the Payroll Protection Legislation and will not be forgiven. Any amount of the Loan (including accrued and unpaid interest) that is not forgiven will be due upon maturity of the Loan (or earlier, in the case of scheduled interest payments). Furthermore, Borrower (including its shareholders, members or partners) may be subject to additional liability (including charges of fraud) for knowingly using proceeds of the Loan for purposes not authorized by the Payroll Protection Legislation.

5. <u>No Guaranty of Loan Forgiveness</u>. Borrower acknowledges and agrees that Bank's provision of the Loan is not a representation or warranty by Bank that any portion of the Loan will be forgiven. It is Borrower's responsibility to comply with the Payroll Protection Legislation and provide Bank all necessary information evidencing such compliance and eligibility for loan forgiveness in order to enable Bank to determine Borrower's eligibility for any loan forgiveness.

NTN BUZZTIME, INC.

DocuSigned by:

By: ALLEN WOLFF

4D98B53E012C46C...

ALLEN WOLFF, CEO